UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 16, 2017

HERITAGE INSURANCE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36462	45-5338504
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Heritage Insurance Holdings, Inc. 2600 McCormick Drive, Suite 300 Clearwater, Florida		33759
(Address of principal executive offices)		(Zip Code)

(727) 362-7202

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Supplemental Indenture Relating to the Company’s Senior Secured Notes due 2023

As previously announced, Heritage Insurance Holdings, Inc. (the “Company”) completed the offering of 5.875% Convertible Senior Notes due 2037 (the “Convertible Notes”) in a private placement transaction pursuant to Rule 144A under the Securities Act, as amended (the “Offering”). A portion of the proceeds from the Offering are expected to fund a portion of the purchase price payable in connection with its previously announced acquisition of NBIC Holdings Inc. (the “NBIC Acquisition”), which is expected to close as early as the fourth quarter of 2017.

In connection with the Offering and the NBIC Acquisition, on August 16, 2017, the Company entered into a supplemental indenture (the “Supplemental Indenture”) with respect to its Senior Secured Notes due 2023 (the “2023 Notes”). The Supplemental Indenture, among other things, modifies certain covenants applicable to the 2023 Notes to accommodate the NBIC Acquisition, if consummated, as follows: (i) the Company must maintain, on a consolidated basis, a debt to total capitalization ratio of no greater than 45% after giving effect to the indebtedness incurred under the Convertible Notes and a debt service coverage ratio of no less than 150%, as described in the indenture governing the 2023 Notes, (ii) continues to limit the ability of the Company to incur additional debt or make restricted payments if specified financial ratios, as set forth in the Supplemental Indenture, are not met and (iii) permits the Company to make cash payments on the Convertible Notes without having to comply with certain financial ratios.

The foregoing description of the Supplemental Indenture is a summary and is qualified in its entirety by the terms of the Supplemental Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

4.1	Supplemental Indenture, dated August 16, 2017, to that certain Indenture, dated December 15, 2016, by and among the Company, The Bank of New York Mellon, a New York banking corporation, as trustee, The Bank of New York Mellon, London Branch, as paying agent, and The Bank of New York Mellon (Luxembourg) S.A., as registrar.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERITAGE INSURANCE HOLDINGS, INC.

Dated: August 22, 2017	By:	/s/ Bruce Lucas
	Name:	Bruce Lucas
	Title:	Chairman and Chief Executive Officer

Exhibit Index

Exhibit No.	Description

4.1	Supplemental Indenture, dated August 16, 2017, to that certain Indenture, dated December 15, 2016, by and among the Company, The Bank of New York Mellon, a New York banking corporation, as trustee, The Bank of New York Mellon, London Branch, as paying agent, and The Bank of New York Mellon (Luxembourg) S.A., as registrar.